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                                                                   EXHIBIT 99.1


                                  DETACH HERE
                                ---------------

                                     PROXY

                       EXCALIBUR TECHNOLOGIES CORPORATION

                               1921 GALLOWS ROAD
                                   SUITE 200
                             VIENNA, VIRGINIA 22182


    The undersigned stockholder of Excalibur Technologies Corporation ("Excalibur") hereby appoints Patrick C. Condo and James H. Buchanan, and each of them, as Proxies, each with the power of substitution and resubstitution for and in the name of the undersigned, to vote all of the shares of Excalibur common stock, par value $0.01 per share, held of record by the undersigned as of October 25, 2000 at Excalibur's Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 21, 2000, at 10:00 a.m., local time, at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019, and at all adjournments or postponements thereof, with all powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the undersigned directs said Proxies to cast the undersigned's vote as specified on the reverse side hereof.



    IF NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1, 2, 3, 4 AND 5 ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


    Stockholders who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.


    Receipt is acknowledged of the Notice of Annual Meeting dated November 22, 2000 and the Proxy Statement accompanying said notice.


SEE REVERSE                                              SEE REVERSE
   SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SIDE
             ------------------------------------------


[X]Please mark votes as


   in this example.

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                                  DETACH HERE
                                 -------------

1. Approval and adoption of the Agreement and Plan of Merger dated as of April 30, 2000, as amended, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation, Inc. and Excalibur Transitory, Inc.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



2. Approval of the Convera 2000 Stock Option Plan.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



3.Approval of two corporate governance provisions of Convera's Certificate of incorporation and bylaws. You may not vote for one of these provisions and not the other. A vote for one provision will be considered a vote for the other provision.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



4. Election of the following ten (10) nominees to serve as directors of Excalibur for terms expiring at the completion of the combination or, if the combination is not completed, at the 2001 annual meeting of Excalibur: Donald
   R. Keough, Patrick C. Condo, Herbert A. Allen, Susan K. Allen, Richard M. Crooks, Jr., John S. Hendricks, W. Frank King III, John G. McMillian, Philip
   J. O'Reilly and Harry C. Payne.

  [ ] FOR              [ ] WITHHOLD AUTHORITY for all
      for
      nominees



Instructions: To withhold authority to vote for any individual nominee or nominees, write that nominee's name or those nominees' names in the space provided below.


--------------------------------------------------------------------------------

5.Approval of the amendment to the Excalibur Employee Stock Purchase Plan.




  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



6. To vote at the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCALIBUR TECHNOLOGIES CORPORATION



________________________________________________ Date: __________, 2000
    ________________________________________________ Date: __________, 2000


Signature                                            Signature



                                             (Note: Please complete, date and
                                             sign exactly as your name appears
                                             hereon. When signing as attorney,
                                             administrator, executor, guardian,
                                             trustee or corporate official,
                                             please add your title. If shares
                                             are held jointly, each holder
                                             should sign.)